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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington,  D.C.  20549


                                    FORM 8-K

Date of report (Date of earliest event reported):      July 31, 1997
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                          AFTERMARKET TECHNOLOGY CORP.
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             (Exact Name of Registrant as Specified in Its Charter)



         Delaware                          0-21803             95-4486486
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(State or Other Jurisdiction             (Commission        (I.R.S. Employer
of Incorporation or Organization)       File Number)       Identification No.)

900 Oakmont Lane - Suite 100, Westmont, IL                    60559
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  (Address of Principal Executive Offices)                 (Zip Code)

Registrant's Telephone Number, Including Area Code:         (630) 455-6000
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                          AFTERMARKET TECHNOLOGY CORP.

                                    FORM 8-K

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

                On July 31, 1997, Aftermarket Technology Corp. (the "Company"), through a wholly owned subsidiary, acquired substantially all the assets of Automatic Transmission Shops Inc. ("ATS"), a remanufacturer of automatic transmissions and related components for General Motors. The assets acquired consisted primarily of machinery used in the remanufacturing process, as well as office equipment and other assets necessary to support ATS's business. The Company is continuing to use the acquired assets to remanufacture automatic transmissions and related components.

               On the acquisition closing date, the Company made an initial cash payment of $12.0 million, with subsequent additional cash payments due on each of the first eight anniversaries after the closing date. Substantially all of the additional payments, which will aggregate up to approximately $19 million, are contingent upon the attainment of certain sales levels by ATS. The initial payment was funded by borrowing under the Company's revolving credit facility with Chase Manhattan Bank, as agent. The purchase price was the product of arm's-length negotiations between the Company and ATS.

               ATS is located in Gastonia, North Carolina.




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                          AFTERMARKET TECHNOLOGY CORP.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        AFTERMARKET TECHNOLOGY CORP.
Dated:  November 6, 1997
                                        By:   /s/   Joseph Salamunovich
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                                                    Joseph Salamunovich
                                                        Vice President



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